EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-3 - Amendment No. 1, of our report dated May 8, 2001, except for Note 16, as to which the date is June 14, 2001, on our audit of the consolidated financial statements of Infinity, Inc. and Subsidiaries as of March 31, 2001, and for the years ended March 31, 2001 and 2000, appearing in the Annual Report on Form 10-KSB/A - Amendment No. 2.


/s/ Sartain Fischbein & Co.

Sartain Fischbein & Co.
Tulsa, Oklahoma
November 2, 2001